UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 01, 2021

Vantage Drilling International

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	333-159299	98-1372204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard Suite 800
Houston, Texas		77056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281 404-4700

(Not applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Linda J. Ibrahim as Chief Accounting Officer.   The Board of Directors of Vantage Drilling International (the “Company”) has appointed Linda J. Ibrahim to the role of Chief Accounting Officer of the Company, effective as of July 1, 2021. Along with this role, Ms. Ibrahim will continue to serve as the Company’s Vice President of Tax, a role she has held at the Company since February 2015, and she has served the Company in various tax and compliance roles since 2010.

Prior to joining the Company, Ms. Ibrahim was employed by Pride International, Inc., a former publicly traded offshore drilling company, from 2006 to 2010, and PricewaterhouseCoopers LLP from 1999 to 2006, serving clients in the energy industry. Ms. Ibrahim holds a Bachelor of Business Administration – Accounting from the University of Houston and is a certified public accountant licensed in the state of Texas.

Ms. Ibrahim does not have any family relationships with any of the Company’s directors or executive officers, and she is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Mr. Ibrahim’s employment agreement with the Company remains unchanged other than to acknowledge the increase in her duties and responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VANTAGE DRILLING INTERNATIONAL

Date:	July 2, 2021	By:	/s/ DOUGLAS E. STEWART
Douglas E. Stewart Chief Financial Officer, General Counsel and Corporate Secretary (Principal Financial and Accounting Officer)